UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2017

Miragen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Lookout Rd. Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-5952

Signal Genetics, Inc.

5740 Fleet St

Carlsbad, CA 92008

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of Miragen Therapeutics, Inc.

On February 13, 2017, the Miragen Therapeutics, Inc., formerly known as Signal Genetics, Inc. (the “Registrant”) completed its business combination with what was then known as “Miragen Therapeutics, Inc.” (“Private Miragen”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of October 31, 2016, by and among the Registrant, Signal Merger Sub, Inc. (“Merger Sub”), and Private Miragen (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Private Miragen, with Private Miragen surviving as a wholly owned subsidiary of the Registrant (the “Merger”). This transaction was approved by the Registrant’s stockholders at a special meeting of its stockholders on February 10, 2017.

Immediately following the Merger, the Registrant and Private Miragen completed a short-form merger pursuant to Section 253 of the Delaware General Corporation Law by merging Private Miragen with and into the Registrant. The Registrant is the surviving corporation in connection with this short-form merger. In connection with the short-form merger the Registrant changed its name to “Miragen Therapeutics, Inc.” pursuant to a certificate of ownership and merger filed with the Delaware Secretary of State on February 13, 2017.

Following the completion of the Merger and the short-form merger, the business conducted by the Registrant became primarily the business conducted by Private Miragen, which is a clinical-stage biopharmaceutical company discovering and developing proprietary RNA-targeted therapeutics with a specific focus on microRNAs and their role in diseases where there is a high unmet medical need.

Under the terms of the Merger Agreement, the Registrant issued shares of its common stock to Private Miragen’s stockholders, at an exchange rate of approximately 0.7031 shares of common stock, in exchange for each share of Private Miragen common stock outstanding immediately prior to the Merger. The exchange rate was determined through arms’-length negotiations between the Registrant and Private Miragen. The Registrant also assumed all of the stock options issued and outstanding under the Miragen 2008 Equity Incentive Plan, as amended (the “Private Miragen Plan”), and issued and outstanding warrants of Private Miragen, with such stock options and warrants henceforth representing the right to purchase a number of shares of the Registrant’s common stock equal to 0.7031 multiplied by the number of shares of Private Miragen’s common stock previously represented by such stock options and warrants, as applicable.

Immediately after the Merger, there were approximately 21.3 million shares of the Registrant’s common stock outstanding. Immediately after the Merger, the former Private Miragen stockholders, warrantholders and optionholders owned approximately 96% of the fully-diluted common stock of the Registrant, with the Registrant’s stockholders and warrantholders immediately prior to the Merger, whose warrants and shares of the Registrant’s common stock remain outstanding after the Merger, owning approximately 4% of the fully-diluted common stock of the Registrant.

The issuance of the shares of the Registrant’s common stock to the former stockholders of Private Miragen was registered with the U.S. Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (Reg. No. 333-214893) (the “Registration Statement”). Immediately prior to the Merger, Private Miragen issued and sold an aggregate of approximately $40.7 million of shares of Private Miragen’s common stock (the “Private Miragen Financing”) to certain current stockholders of Private Miragen and certain new investors at a per share price of $4.50.

The Registrant’s shares of common stock listed on The NASDAQ Capital Market, previously trading through the close of business on Monday, February 13, 2017 under the ticker symbol “SGNL,” will commence trading on The NASDAQ Capital Market, under the ticker symbol “MGEN” on Tuesday, February 14, 2017. The Registrant’s common stock has a new CUSIP number, 60463E 103.

The descriptions of the Merger and Merger Agreement included herein are not complete and are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

On February 13, 2017, the Registrant issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Disposition of Assets

On February 13, 2017, the Registrant completed the sale of all of its intellectual property assets relating to its MyPRS test (collectively, the “MyPRS Assets”), a microarray-based gene expression profile assay, pursuant to an Intellectual Property Purchase Agreement (the “IP Purchase Agreement”) with Quest Diagnostics Investments LLC (“Quest”) entered into on November 29, 2016. As part of the sale of the MyPRS Assets, the Registrant assigned all of its rights, interests and obligations under certain agreements, including a License Agreement effective as of April 1, 2010, made by and between the Board of Trustees of the University of Arkansas acting for and on behalf of the University of Arkansas for Medical Sciences, a public institution of higher education, and Myeloma Health LLC, a Delaware limited liability company, as amended. The Registrant also provided to Quest certain information technology, software and firmware related or required for the use of the MyPRS test. The Registrant retained its rights to its accounts receivables as of February 13, 2017. While Quest did not assume any liabilities of the Registrant, Quest is responsible for all liabilities arising after February 13, 2017 related to the assigned contracts, other than liabilities arising after February 13, 2017 due to a breach by the Registrant of any assigned contracts. As consideration for the sale of the MyPRS Assets, Quest paid to the Registrant $825,000, plus an additional $100,000 as consideration for exercising its right to require the Registrant to operate the Registrant’s lab beyond December 31, 2016 and an additional $21,431.39 for reimbursement of certain amounts paid by the Registrant to the University of Texas M.D. Anderson Cancer Center.

The descriptions of the sale of the MyPRS Assets and IP Purchase Agreement included herein are not complete and are subject to and qualified in their entirety by reference to the IP Purchase Agreement, a copy of which is attached as Exhibit 2.2 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In April 2015, Private Miragen entered into a loan and security agreement with Silicon Valley Bank to borrow up to $10 million in two separate tranches. On February 13, 2017, the Registrant became party to the loan and security agreement as a result of the closing of the short-form merger described in Item 2.01 of this Current Report on Form 8-K.

The first tranche of $5.0 million was funded in May 2015 and is scheduled to be repaid over a 48-month period with interest only payments during the first 18 months. The second tranche of $5.0 million is available at any time during the draw period once the Registrant provides Silicon Valley Bank with evidence of the Registrant’s achievement of specified events, including, that the Registrant has achieved mechanistic proof-of-concept for the Registrant’s Phase 1 clinical trial of MRG-106. Accelerated payments are due under specified circumstances. Amounts outstanding bear interest at the prime rate minus 0.25% (which was 3.50% at December 31, 2016) with a final payment fee equal to 5.50% of amounts borrowed. Borrowings are secured by a priority security interest, right, and title in all business assets, excluding the Registrant’s intellectual property, which is subject to a negative pledge.

In December 2016, this agreement was amended to, among other items, extend the draw period from December 31, 2016 to July 31, 2017.

The descriptions of the loan and security agreement and amendment included herein are not complete and are subject to and qualified in their entirety by reference to the loan and security agreement and amendment, copies of which are attached as Exhibit 10.2.1 and Exhibit 10.2.2, respectively, hereto and are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

On February 13, 2017, immediately prior to the effectiveness of the Merger, the Registrant filed multiple amendments to the Registrant’s certificate of incorporation. The first such amendment increased the number of authorized shares of the Registrant’s common stock from 50,000,000 shares to 100,000,000 shares. The second such amendment eliminated the ability of stockholders of the Registrant to act by written consent. Each amendment to the Registrant’s certificate of incorporation was approved by the Registrant’s stockholders at a special meeting of its stockholders on February 10, 2017.

In connection with the filing of the second amendment to the Registrant’s certificate of incorporation, the Registrant’s board of directors also amended the Registrant’s amended and restated bylaws to eliminate the ability of and procedure for the stockholders of the Registrant to act by written consent.

Finally, in connection with, and immediately following effectiveness of the Merger, the Registrant filed a certificate of ownership and merger with the Secretary of State of the State of Delaware to effect the short-form merger described in Item 2.01 of this Current Report on Form 8-K and change the Registrant’s name from “Signal Genetics, Inc.” to “Miragen Therapeutics, Inc.,” which became effective on February 13, 2017.

The foregoing descriptions of the amendments to the Registrant’s certificate of incorporation, the amendment to the Registrant’s amended and restated bylaws and the certificate of ownership and merger are not complete and are subject to and qualified in their entirety by reference to the amendments to the Registrant’s certificate of incorporation, the amendment to the Registrant’s amended and restated bylaws and the certificate of ownership and merger, the copies of which are attached as Exhibit 3.1, Exhibit 3.2, Exhibit 3.3 and Exhibit 3.4, respectively, hereto and are incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On February 13, 2017, the Registrant engaged KPMG LLP as its principal accountants for the fiscal year ending December 31, 2017, and will dismiss BDO USA, LLP, which is currently serving as the Registrant’s independent registered public accounting firm, upon completion of its audit of the Registrant’s financial statement as of and for the year ended December 31, 2016 and the issuance of its report thereon. The decision to change accountants was approved by the audit committee of the Registrant’s board of directors.

The report of BDO USA, LLP on the Registrant’s consolidated financial statements for the years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2015 and 2014, and the subsequent interim period through February 13, 2017 there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with BDO USA, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of BDO USA, LLP would have caused BDO USA, LLP to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

(b) On February 13, 2017, the audit committee of the Registrant’s board of directors approved the engagement of KPMG LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Prior to the completion of the Merger, KPMG LLP served as the auditor of Private Miragen.

During the years ended December 31, 2015 and 2014, and the subsequent interim period through February 13, 2017, neither the Registrant nor anyone on its behalf consulted with KPMG LLP, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report nor oral advice was provided to the Registrant that KPMG LLP concluded was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Registrant delivered a copy of this Current Report on Form 8-K to BDO USA, LLP on February 13, 2017 and requested that a letter addressed to the SEC stating whether or not it agrees with the statements made in response to this Item 4.01 and, if not, stating the respects in which it does not agree. BDO USA, LLP responded with a letter dated February 13, 2017, a copy of which is attached hereto as Exhibit 16.1 stating that BDO USA, LLP agrees with the statements set forth above.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

In accordance with the Merger Agreement, on February 13, 2017, immediately prior to the effective time of the Merger, Samuel D. Riccitelli, Bennett S. LeBow, David A. Gonyer, R. Ph., Douglas A. Schuling and Dr. Robin L. Smith (together, the “Prior Directors”) resigned from the Registrant’s board of directors and any respective committees of the board of directors to which they belonged. Also on February 13, 2017, the Prior Directors appointed, effective as of the effective time of the Merger, William S. Marshall, Ph.D., Bruce L. Booth, Ph.D., John W. Creecy, Thomas E. Hughes, Ph.D., Kevin Koch, Ph.D., Kyle A. Lefkoff and Joseph Turner as directors of the Registrant whose terms expire at the Registrant’s next annual meeting of stockholders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Pursuant to the Merger Agreement, on February 13, 2017, immediately prior to the effective time of the Merger, the Prior Directors resigned from the Registrant’s board of directors and any respective committees of the board of directors on which they served, which resignations were not the result of any disagreements with the Registrant relating to the Registrant’s operations, policies or practices.

Also, pursuant to the Merger Agreement, on February 13, 2017, immediately prior to the effective time of the Merger, Samuel D. Riccitelli, the Registrant’s president and chief executive officer, and Tamara A. Seymour, the Registrant’s chief financial officer, resigned as officers of the Registrant.

(c) Effective as of the effective time of the Merger, the Registrant’s board of directors appointed William S. Marshall, Ph.D., as the Registrant’s president and chief executive officer, Jason A. Leverone as the Registrant’s chief financial officer, secretary and treasurer, Adam S. Levy as the Registrant’s chief business officer and Paul D. Rubin, M.D. as the Registrant’s executive vice president, research and development. There are no family relationships among any of the Registrant’s directors and executive officers, each effective as of the effective time of the Merger.

William S. Marshall, Ph.D.

Dr. Marshall, 53, has served as Private Miragen’s president and chief executive officer and as director since Private Miragen was founded in September 2007. Prior to founding Private Miragen, Dr. Marshall was vice president of technology and business development for bioscience at Thermo Fisher Scientific Inc., a serving science company, from April 2005 to July 2007. Dr. Marshall was one of the scientific founders of Dharmacon, Inc., a biotechnology company, which was acquired by Fisher Scientific International Inc. in April 2004, and he served as the executive vice president for research and operations and general manager of Dharmacon from August 2002 to April 2005. Prior to joining Dharmacon, Dr. Marshall served in multiple positions at Amgen, Inc., a biotechnology company, most recently as associate director of research, site head for research and head of the nucleic acid and peptide technology department. Dr. Marshall earned a B.S. in Biochemistry from the University of Wisconsin-Madison and his Ph.D. in Chemistry at the University of Colorado at Boulder.

In December 2016, Private Miragen entered into an employment agreement with Dr. Marshall to be effective upon the closing of the Merger. Under this employment agreement, Dr. Marshall is entitled to an annual base salary (subject to periodic review and adjustment by the board of directors or compensation committee of the board of directors) of $400,000 and a discretionary annual cash bonus equal to 50% of Dr. Marshall’s then effective base salary (subject to review and adjustment in the sole discretion of the board of directors or the compensation committee of the board of directors). Dr. Marshall is also eligible to participate in, subject to applicable eligibility requirements, all of the Registrant’s benefits plans and fringe benefits and programs that may be provided to senior executives of the Registrant from time to time.

Dr. Marshall’s employment agreement provides that either party may terminate the agreement at-will. In addition, the agreement provides that if the Registrant terminates Dr. Marshall’s employment without cause or Dr. Marshall resigns for good reason, Dr. Marshall will be eligible to receive the following severance benefits: (i) an amount equal to 12 months of his annual base salary, less applicable deductions, payable in accordance with the Registrant’s normal payroll schedule; (ii) the vesting of the equivalent of 12 months on all of Dr. Marshall’s stock options or other equity awards that were outstanding as of the effective date of Dr. Marshall’s employment agreement; and (iii) 12 months of continued health coverage. Although, if such termination or resignation occurs within one month prior to or 12 months following a change of control, Dr. Marshall will be eligible to receive the following severance benefits: (i) an amount equal to 24 months of his annual base salary, less applicable deductions, payable in accordance with the Registrant’s normal payroll schedule; (ii) the vesting in full of all of his then outstanding stock options or other equity awards then outstanding and subject to time-based vesting; and (iii) 12 months of continued health coverage.

The following definitions have been adopted in Dr. Marshall’s employment agreements:

•	“cause” means (i) Dr. Marshall’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) Dr. Marshall’s attempted commission of, or participation in, a fraud or act of dishonesty against the Registrant; (iii) Dr. Marshall’s intentional, material violation of any contract or agreement between Dr. Marshall and the Registrant or any statutory duty Dr. Marshall owes to the Registrant, in each case, which remains uncured for 30 days after the Registrant provides written notice of such action or conduct to Dr. Marshall; (iv) Dr. Marshall’s unauthorized use or disclosure of the Registrant’s confidential information or trade secrets; or (v) Dr. Marshall’s gross misconduct which remains uncured for 30 days after the Registrant provides written notice of such action or conduct to Dr. Marshall.

•	“good reason” means the occurrence, without Dr. Marshall’s consent, of any one or more of the following: (i) a material reduction in his base salary of ten percent or more (unless such reduction is pursuant to a salary reduction program applicable generally to the Registrant’s similarly situated executives); (ii) a material reduction in Dr. Marshall’s authority, duties or responsibilities; (iii) a relocation of Dr. Marshall’s principal place of employment to a place that increases Dr. Marshall’s one-way commute by more than 25 miles; or (iv) material breach by the Registrant of any material provision of Dr. Marshall’s employment agreement.

All severance benefits payable to Dr. Marshall under his employment agreement are subject to him signing, not revoking and complying with a release of claims.

The description of Dr. Marshall’s employment agreement included herein is not complete and is subject to and qualified in its entirety by reference to his employment agreement, a copy of which is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

As described in more detail below, in October 2015 and September 2016, Private Miragen issued and sold to Dr. Marshall in two closings an aggregate of 17,263 shares of Private Miragen’s Series C convertible preferred stock at a price per share of $4.43 for aggregate consideration of $76,475, inclusive of the conversion, at a price per share equal to $4.43, of $21,832 of principal and accrued interest on then outstanding convertible promissory notes previously issued by Private Miragen. Immediately prior to the closing of the Merger each outstanding share of Private Miragen’s Series C convertible preferred stock converted into one share of Private Miragen’s common stock. As a result of the Merger, Dr. Marshall received 0.7031 shares of the Registrant’s common stock in exchange for each share of Private Miragen’s common stock held immediately prior to the Merger.

Jason A. Leverone.

Mr. Leverone, 43, joined Private Miragen in November 2008 as its senior director of finance and operations and was appointed vice president, finance in March 2010. Mr. Leverone was appointed as Private Miragen’s chief financial officer in February 2012. Prior to joining Private Miragen, Mr. Leverone was senior director of finance and controller for Replidyne, Inc., a publicly-traded biotechnology company, from November 2005 to November 2008. Prior to joining Replidyne, Mr. Leverone was the corporate controller for CreekPath System, Inc., an international software development company, from September 2002 to October 2005. He commenced his professional career with the accounting firm of Ernst and Young LLP, where he last served a senior accountant, and then Arthur Andersen LLP, where he last served as an audit manager. Mr. Leverone is a Certified Public Accountant and earned a B.S. in Business Administration from Bryant University.

In December 2016, Private Miragen entered into an employment agreement with Mr. Leverone to be effective upon the closing of the Merger. Under this employment agreement, Mr. Leverone is entitled to an annual base salary (subject to periodic review and adjustment by the board of directors or compensation committee of the board of directors) of $280,000 and a discretionary annual cash bonus equal to 35% of Mr. Leverone’s then effective base salary (subject to review and adjustment in the sole discretion of the board of directors or the compensation committee of the board of directors). Mr. Leverone is also eligible to participate in, subject to applicable eligibility requirements, all of the Registrant’s benefits plans and fringe benefits and programs that may be provided to senior executives of the Registrant from time to time.

Mr. Leverone’s employment agreement provides that either party may terminate the agreement at-will. In addition, the agreement provides that if the Registrant terminates Mr. Leverone’s employment without cause or Mr. Leverone resigns for good reason, Mr. Leverone will be eligible to receive the following severance benefits: (i) an amount equal to 12 months of his annual base salary, less applicable deductions, payable in accordance with the Registrant’s normal payroll schedule; (ii) the vesting of the equivalent of 12 months on all of Mr. Leverone’s stock options or other equity awards that were outstanding as of the effective date of Mr. Leverone’s employment agreement; and (iii) 12 months of continued health coverage. Although, if such termination or resignation occurs within one month prior to or 12 months following a change of control, Mr. Leverone will be eligible to receive the following severance benefits: (i) an amount equal to 12 months of his annual base salary, less applicable deductions, payable in accordance with the Registrant’s normal payroll schedule; (ii) the vesting in full of all of Mr. Leverone’s then outstanding stock options or other equity awards subject to time-based vesting; and (iii) twelve months of continued health coverage.

The following definitions have been adopted in Mr. Leverone’s 2016 employment agreement:

•	“cause” means (i) Mr. Leverone’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) Mr. Leverone’s attempted commission of, or participation in, a fraud or act of dishonesty against the Registrant; (iii) Mr. Leverone’s intentional, material violation of any contract or agreement between Mr. Leverone and the Registrant or any statutory duty Mr. Leverone owes to the Registrant, in each case, which remains uncured for 30 days after the Registrant provides written notice of such action or conduct to Mr. Leverone; (iv) Mr. Leverone’s unauthorized use or disclosure of the Registrant’s confidential information or trade secrets; or (v) Mr. Leverone’s gross misconduct which remains uncured for 30 days after the Registrant provides written notice of such action or conduct to Mr. Leverone.

•	“good reason” means the occurrence, without Mr. Leverone’s consent, of any one or more of the following: (i) a material reduction in his base salary of ten percent or more (unless such reduction is pursuant to a salary reduction program applicable generally to the Registrant’s similarly situated executives); (ii) a material reduction in Mr. Leverone’s authority, duties or responsibilities; (iii) a relocation of Mr. Leverone’s principal place of employment to a place that increases Mr. Leverone’s one-way commute by more than 25 miles; or (iv) material breach by the Registrant of any material provision of Mr. Leverone’s employment agreement.

All severance benefits payable to Mr. Leverone under his employment agreement are subject to him signing, not revoking and complying with a release of claims.

The description of Mr. Leverone’s employment agreement included herein is not complete and is subject to and qualified in its entirety by reference to his employment agreement, a copy of which is attached as Exhibit 10.4 hereto and is incorporated herein by reference.

Adam S. Levy.

Mr. Levy, 38, has served as Private Miragen’s chief business officer since May 2016. Prior to joining Private Miragen, Mr. Levy served as a senior vice president of healthcare investment banking at Wedbush Securities Inc. from September 2013 to May 2016. From May 2011 to August 2012, Mr. Levy was employed by Merrill Lynch, Pierce, Fenner & Smith, Incorporated as vice president of healthcare investment banking. Prior to joining Merrill Lynch, Mr. Levy served as vice president of healthcare investment banking at Wedbush from October 2009 through April 2011. Mr. Levy earned a B.S. in Applied Economics from Cornell University.

In December 2016, Private Miragen entered into an employment agreement with Mr. Levy to be effective upon the closing of the Merger. Under this employment agreement, Mr. Levy is entitled to an annual base salary (subject to periodic review and adjustment by the board of directors or compensation committee of the board of directors) of $300,000 and a discretionary annual cash bonus equal to 40% of Mr. Levy’s then effective base salary (subject to review and adjustment in the sole discretion of the board of directors or the compensation committee of the board of directors). Mr. Levy is also eligible to participate in, subject to applicable eligibility requirements, all of the Registrant’s benefits plans and fringe benefits and programs that may be provided to senior executives of the Registrant from time to time.

Mr. Levy’s employment agreement provides that either party may terminate the agreement at-will. In addition, the agreement provides that if the Registrant terminates Mr. Levy’s employment without cause or Mr. Levy resigns for good reason, Mr. Levy will be eligible to receive the following severance benefits: (i) an amount equal to 12 months of his annual base salary, less applicable deductions, payable in accordance with the Registrant’s normal payroll schedule; (ii) the vesting of the equivalent of 12 months on all of Mr. Levy’s stock options or other equity awards that were outstanding as of the effective date of Mr. Levy’s employment agreement; and (iii) 12 months of continued health coverage. Although, if such termination or resignation occurs within one month prior to or 12 months following a change of control, Mr. Levy will be eligible to receive the following severance benefits: (i) an amount equal to 12 months of his annual base salary, less applicable deductions, payable in accordance with the Registrant’s normal payroll schedule; (ii) the vesting in full of all of Mr. Levy’s then outstanding stock options or other equity awards subject to time-based vesting; and (iii) twelve months of continued health coverage.

The following definitions have been adopted in each of Mr. Levy’s employment agreement:

•	“cause” means (i) Mr. Levy’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) Mr. Levy’s attempted commission of, or participation in, a fraud or act of dishonesty against the Registrant; (iii) Mr. Levy’s intentional, material violation of any contract or agreement between Mr. Levy and the Registrant or any statutory duty Mr. Levy owes to the Registrant, in each case, which remains uncured for 30 days after the Registrant provides written notice of such action or conduct to Mr. Levy; (iv) Mr. Levy’s unauthorized use or disclosure of the Registrant’s confidential information or trade secrets; or (v) Mr. Levy’s gross misconduct which remains uncured for 30 days after the Registrant provides written notice of such action or conduct to Mr. Levy.

•	“good reason” means the occurrence, without Mr. Levy’s consent, of any one or more of the following: (i) a material reduction in his base salary of ten percent or more (unless such reduction is pursuant to a salary reduction program applicable generally to the Registrant’s similarly situated executives); (ii) a material reduction in Mr. Levy’s authority, duties or responsibilities; (iii) a relocation of Mr. Levy’s principal place of employment to a place that increases Mr. Levy’s one-way commute by more than 25 miles; or (iv) material breach by the Registrant of any material provision of Mr. Levy’s employment agreement.

All severance benefits payable to Mr. Levy under his employment agreement are subject to him signing, not revoking and complying with a release of claims.

The description of Mr. Levy’s employment agreement included herein is not complete and is subject to and qualified in its entirety by reference to his employment agreement, a copy of which is attached as Exhibit 10.5 hereto and is incorporated herein by reference.

Paul D. Rubin, M.D.

Dr. Rubin, 63, has served as Private Miragen’s executive vice president, research and development since November 2016. Prior to joining Private Miragen, Dr. Rubin served as senior vice president, research and development and chief medical officer of Xoma Corporation, a publicly-traded biotechnology company, from November 2011 to November 2016, having joined Xoma in June 2011 as its vice president, clinical development and chief medical officer. Prior to joining XOMA, Dr. Rubin was the chief medical officer at Funxional Therapeutics Ltd., a pharmaceutical company from February 2011 to June 2011. He served as chief executive officer of Resolvyx Pharmaceuticals, Inc. from 2007 to 2009 and president and chief executive officer of Critical Therapeutics, Inc. from 2002 to 2007. From 1996 to 2002, Dr. Rubin served as senior vice president, development, and later as executive vice president, research and development at Sepracor Inc. From 1993 to 1996, Dr. Rubin held senior level positions at Glaxo-Wellcome Pharmaceuticals, most recently as vice president of worldwide clinical pharmacology and early clinical development. During his tenure with Abbott Laboratories from 1987 to 1993, Dr. Rubin served as vice president, immunology and endocrinology. Dr. Rubin received a B.A. from Occidental College and his M.D. from Rush Medical College. He completed his training in internal medicine at the University of Wisconsin.

In December 2016, Private Miragen entered into an employment agreement with Dr. Rubin to be effective upon the closing of the Merger. Under this employment agreement, Dr. Rubin is entitled to an annual base salary (subject to periodic review and adjustment by the board of directors or compensation committee of the board of directors) of $395,000 and a discretionary annual cash bonus equal to 40% of Dr. Rubin’s then effective base salary (subject to review and adjustment in the sole discretion of the board of directors or the compensation committee of the board of directors). Dr. Rubin is also eligible to participate in, subject to applicable eligibility requirements, all of the Registrant’s benefits plans and fringe benefits and programs that may be provided to senior executives of the Registrant from time to time.

Dr. Rubin’s employment agreement provides that either party may terminate the agreement at-will. In addition, the agreement provides that if the Registrant terminates Dr. Rubin’s employment without cause or Dr. Rubin resigns for good reason, Dr. Rubin will be eligible to receive the following severance benefits: (i) an amount equal to 12 months of his annual base salary, less applicable deductions, payable in accordance with the Registrant’s normal payroll schedule; (ii) the vesting of the equivalent of 12 months on all of Dr. Rubin’s stock options or other equity awards that were outstanding as of the effective date of Dr. Rubin’s employment agreement; and (iii) 12 months of continued health coverage. Although, if such termination or resignation occurs within one month prior to or 12 months following a change of control, Dr. Rubin will be eligible to receive the following severance benefits: (i) an amount equal to 12 months of his annual base salary, less applicable deductions, payable in accordance with the Registrant’s normal payroll schedule; (ii) the vesting in full of all of Dr. Rubin’s then outstanding stock options or other equity awards subject to time-based vesting; and (iii) twelve months of continued health coverage.

The following definitions have been adopted in each of Dr. Rubin’s 2016 employment agreements:

•	“cause” means (i) Dr. Rubin’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) Dr. Rubin’s attempted commission of, or participation in, a fraud or act of dishonesty against the Registrant; (iii) Dr. Rubin’s intentional, material violation of any contract or agreement between Dr. Rubin and the Registrant or any statutory duty Dr. Rubin owes to the Registrant, in each case, which remains uncured for 30 days after the Registrant provides written notice of such action or conduct to Dr. Rubin; (iv) Dr. Rubin’s unauthorized use or disclosure of the Registrant’s confidential information or trade secrets; or (v) Dr. Rubin’s gross misconduct which remains uncured for 30 days after the Registrant provides written notice of such action or conduct to Dr. Rubin.

•	“good reason” means the occurrence, without Dr. Rubin’s consent, of any one or more of the following: (i) a material reduction in his base salary of ten percent or more (unless such reduction is pursuant to a salary reduction program applicable generally to the Registrant’s similarly situated executives); (ii) a material reduction in Dr. Rubin’s authority, duties or responsibilities; (iii) a relocation of Dr. Rubin’s principal place of employment to a place that increases Dr. Rubin’s one- way commute by more than 25 miles; or (iv) material breach by the Registrant of any material provision of Dr. Rubin’s employment agreement.

All severance benefits payable to Dr. Rubin under his employment agreement are subject to him signing, not revoking and complying with a release of claims.

The description of the employment agreement included herein is not complete and is subject to and qualified in its entirety by reference to his employment agreement, a copy of which is attached as Exhibit 10.6 hereto and is incorporated herein by reference.

(d) The information set forth in Item 5.01 of this Current Report on Form 8-K with respect to the appointment of directors to the Registrant’s board of directors pursuant to and in accordance with the Merger Agreement is incorporated by reference into this Item 5.02(d).

Audit Committee

On February 13, 2017, John W. Creecy, Kyle A. Lefkoff and Joseph Turner were appointed to the audit committee of the Registrant’s board of directors, and Mr. Turner was appointed as the chairman of the audit committee.

Compensation Committee

On February 13, 2017, Bruce L. Booth, Ph.D., Thomas E. Hughes, Ph.D., and Kevin Koch, Ph.D., were appointed to the compensation committee of the Registrant’s board of directors, and Dr. Hughes was appointed as the chairman of the compensation committee.

Nominating and Corporate Governance Committee

On February 13, 2017, Thomas E. Hughes, Ph.D., and Kevin Koch, Ph.D., were appointed to the nominating and corporate governance committee of the Registrant’s board of directors, and Dr. Koch was appointed as the chairman of the nominating and corporate governance committee.

Affiliations with 5% Stockholders

Dr. Booth serves as a member of the Registrant’s board of directors and serves as a director of Atlas Venture Associates VII, Inc. and Atlas Venture Associates X, Inc., which are, respectively, affiliated with Atlas Venture VII, L.P. and Atlas Venture Fund X, L.P., which together hold more than 5% of the Registrant’s outstanding capital stock. As a result of the Merger, these entities received, in the aggregate, approximately 3.9 million shares of the Registrant’s common stock in exchange for shares of Private Miragen’s common stock these entities held immediately prior to the Merger.

Mr. Creecy serves as a member of the Registrant’s board of directors and serves as the chief executive officer of Remeditex Ventures LLC, which holds more than 5% of the Registrant’s outstanding capital stock. As a result of the Merger, Remeditex Ventures LLC received, in the aggregate, approximately 2.7 million shares of the Registrant’s common stock in exchange for shares of Private Miragen’s common stock Remeditex Ventures LLC held immediately prior to the Merger.

Mr. Lefkoff serves as a member of the Registrant’s board of directors and serves as a managing member of BV Partners V, L.L.C. and BV Partners VI, L.L.C., which are, respectively, affiliated with Boulder Ventures V, L.P. and Boulder Ventures VI, L.P., which together hold more than 5% of the Registrant’s outstanding capital stock. As a result of the Merger, these entities received, in the aggregate, approximately 2.1 million shares of the Registrant’s common stock in exchange for shares of Private Miragen’s common stock these entities held immediately prior to the Merger.

Indemnification Agreements

Joseph Turner entered into the Registrant’s standard form of indemnity agreement with the Registrant on February 13, 2017, immediately following the Merger, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Private Placement of Common Stock

On October 31 2016, Private Miragen entered into a series of subscription agreements with certain stockholders of Private Miragen and certain new investors pursuant to which the purchasers agreed to purchase an aggregate of 9,045,126 shares of Private Miragen’s common stock at a price per share of $4.50 for an aggregate consideration of approximately $40.7 million immediately prior to the consummation of the Merger, subject to specified conditions in such subscription agreement. The table below sets forth the number of shares of Private Miragen’s common stock issued and sold by Private Miragen on February 13, 2017 immediately prior to the closing of the Merger and the purchase price for the shares of common stock for each purchaser that is a director and their affiliates. As a result of the Merger, these directors and their affiliates received 0.7031 shares of the Registrant’s common stock in exchange for each share of Private Miragen’s common stock held immediately prior to the Merger.

Name of Purchaser	Shares of Common Stock (#)	Purchase Price ($)
Atlas Venture Fund X, L.P.(1)	1,145,835	$5,156,258
Boulder Ventures VI, L.P.(2)	147,419	$663,386
Remeditex Ventures LLC(3)	797,308	$3,587,886

(1)	Dr. Booth is a member of the Registrant’s board of directors and a director of Atlas Venture Associates X, Inc., which is affiliated with Atlas Venture Fund X, L.P.
(2)	Mr. Lefkoff is a member of the Registrant’s board of directors and a managing member of BV Partners VI, L.L.C., which is each affiliated with Boulder Ventures VI, L.P.
(3)	Mr. Creecy is a member of the Registrant’s board of directors and the chief executive officer of Remeditex Ventures LLC.

Issuance of Series C Convertible Preferred Stock

In October 2015 and September 2016, Private Miragen issued and sold in two closings an aggregate of 9,268,563 shares of Private Miragen’s Series C convertible preferred stock at a price per share of $4.43 for an aggregate consideration of approximately $41.1 million, inclusive of the conversion, at a price per share equal to $4.43, of approximately $8.9 million of principal and accrued interest on then outstanding convertible promissory notes previously issued by Private Miragen. The table below sets forth the number of shares of Series C convertible preferred stock purchased and the purchase price for the shares of Series C convertible preferred stock for each purchaser that is a director and their affiliates. Immediately prior to the closing of the Merger each outstanding share of Private Miragen’s Series C convertible preferred stock converted into one share of Private Miragen’s common stock. As a result of the Merger, these directors and their affiliates received 0.7031 shares of the Registrant’s common stock in exchange for each share of Private Miragen’s common stock held immediately prior to the Merger.

Name of Purchaser	Shares of Series C Convertible Preferred Stock (#)	Purchase Price ($)
Atlas Venture Fund VII, L.P.(1)	1,245,502	$5,517,574
Boulder Ventures V, L.P.(2)	233,089	$1,032,584
Boulder Ventures VI, L.P.(2)	564,334	$2,500,000
Remeditex Ventures LLC(3)	1,968,830	$8,721,917
William S. Marshall, Ph.D.(4)	17,263	$76,475

(1)	Dr. Booth is a member of the Registrant’s board of directors and a director of Atlas Venture Associates VII, Inc., which is affiliated with the Atlas Venture Fund VII, L.P.

(2)	Mr. Lefkoff is a member of the Registrant’s board of directors and a managing member of BV Partners V, L.L.C. and BV Partners VI, L.L.C., which are each affiliated with Boulder Ventures V, L.P. and Boulder Ventures VI, L.P, respectively.
(3)	Mr. Creecy is a member of the Registrant’s board of directors and the chief executive officer of Remeditex Ventures LLC.
(4)	Dr. Marshall is a member of the Registrant’s board of directors and serves as its president and chief executive officer.

Non-employee director cash and equity compensation policy

In November 2016, Private Miragen’s board of directors adopted a non-employee director cash and equity compensation policy to be effective upon the closing of the Merger, which policy was assumed by the Registrant in connection with the Merger and the short-form merger described above. Under this policy, the Registrant will pay each of its non-employee directors a cash stipend for service on its board of directors and, if applicable, on the audit committee, compensation committee and nominating and corporate governance committee. Each of the Registrant’s non-employee directors will receive an additional stipend if they serve as the chairperson of the compensation committee, nominating and corporate governance committee or audit committee or serve as the non-executive chairperson. The stipends payable to each non-employee director for service on the Registrant’s board of directors are as follows:

	Member Annual Service Stipend(1)	Chairperson Annual Service Stipend(1)(2)
Board of directors	$35,000	$—
Audit committee	7,500	15,000
Compensation committee	5,000	10,000
Nominating and corporate governance committee	3,750	7,500
Non-Executive Chairperson	30,000	N/A

(1)	Each non-employee director has the right to elect to receive all or a portion of his or her annual cash compensation under the policy in the form of either cash, quarterly restricted common stock based on the closing price of the Registrant’s common stock on The NASDAQ Capital Market on the date of grant, or quarterly stock options to purchase common stock based on the Black-Scholes option-pricing model as of the date of grant. Any such election will be made before the start of the fiscal year and with any such stock options or restricted common stock elected by the directors to be vested upon grant, with stock options to expire ten years from the date of grant.
(2)	Chairpersons will not receive a stipend for being a member of the applicable committee.

In addition to the cash compensation described above, each member of the Registrant’s board of directors will receive an automatic option grant to purchase 12,000 shares (subject to adjustment for stock splits and similar matters) of the Registrant’s common stock at each annual meeting when such director is re-elected with an exercise price equal to the fair market value of a share of the Registrant’s common stock on such date. Each option grant will vest in full on the earlier of the one year anniversary of the date of grant or the Registrant’s next annual meeting.

Each new director elected or appointed to the Registrant’s board of directors will receive an initial option grant to purchase 24,000 shares (subject to adjustment for stock splits and similar matters) of the Registrant’s common stock upon such director’s appointment or election with an exercise price equal to the fair market value of a share of the Registrant’s common stock on such date. Each option grant will vest in 36 equal monthly installments.

The foregoing description of the Registrant’s non-employee director cash and equity compensation policy does not purport to be complete and is qualified in its entirety by reference to the full text of the non-employee director cash and equity compensation policy, a copy of which is attached hereto as Exhibit 10.7 and incorporated herein by reference.

(e) On February 13, 2017, pursuant to the Merger Agreement, the Registrant assumed the Private Miragen Plan. Additionally, the Registrant’s 2016 Equity Incentive Plan and 2016 Employee Stock Purchase Plan were each effective upon the effective time of the Merger on February 13, 2017. Please see the section of the Registration Statement entitled “Management Following the Merger – Employment Benefits Plans” for information regarding the Private Miragen Plan, the Registrant’s 2016 Equity Incentive Plan and 2016 Employee Stock Purchase Plan, which such information is incorporated herein by reference.

The foregoing description of the Private Miragen Plan, the Registrant’s 2016 Equity Incentive Plan and 2016 Employee Stock Purchase Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Private Miragen Plan, the Registrant’s 2016 Equity Incentive Plan and 2016 Employee Stock Purchase Plan, a copy of which is attached hereto as Exhibit 10.8, Exhibit 10.9 and Exhibit 10.10, respectively, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.05 Amendments to the Registrants Code of Ethics, or Waiver of a Provision of the Code of Ethics

In connection with the Merger, the Registrant’s board of directors adopted a code of business conduct and ethics (the “Code”) effective as of the effectiveness of the Merger. The Code superseded the Registrant’s existing code of business conduct and ethics previously adopted by its board of directors. The Code applies to all directors, officers and employees of the Registrant.

The existing code was refreshed and updated in connection with the Merger to conform the Code to reflect current best practices and enhance Registrant personnel’s understanding of the Registrant’s standards of ethical business practices, promote awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities, and improve its clarity as to how to address ethical issues that may arise. The updates include clarifications and enhancements to the descriptions of the purposes of the Code, compliance with law matters, policies regarding maintenance of the Registrant’s corporate records and compliance standards and procedures of the Code.

The newly adopted Code did not result in any explicit or implicit waiver of any provision of the Registrant’s code of business conduct and ethics in effect prior to the adoption of the Code. The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, a copy of which is attached hereto as Exhibit 14.1 and incorporated herein by reference.

The Code will also be posted on the Registrant’s website at www.miragentherapeutics.com. The Registrant also anticipates filing any future amendment or waiver of the Code on the Registrant’s website within four business days of the date thereof. The contents of the Registrant’s website are not incorporated by reference in this report or made a part hereof for any purpose.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

The financial statements of Private Miragen required by Item 9.01(a) were previously filed with the SEC as part of the Registration Statement on December 2, 2016 and, pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information of the Registrant after giving effect to the disposition of the MyPRS Assets for the nine months ended September 30, 2016 and for the year ended December 31, 2015 are filed herewith as Exhibit 99.2 and are incorporated herein by reference.

If materially different than the pro forma combined condensed financial information of the Registrant and Private Miragen previously filed with the SEC as part of the Registration Statement on December 2, 2016, the Registrant intends to file the pro forma combined condensed financial information of the Registrant and Private Miragen required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)    Exhibits

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miragen Therapeutics, Inc.

Dated: February 13, 2017

	By:	/s/ Jason Leverone
Jason Leverone
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1^	Agreement and Plan of Merger, dated as of October 31, 2016, by and among the Registrant, Signal Merger Sub, Inc. and Private Miragen (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36483), as filed with the SEC on November 1, 2016).

2.2^	Intellectual Property Purchase Agreement, dated as of November 29, 2016 by and between the Registrant and Quest Diagnostics Investments LLC (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36483), as filed with the SEC on December 1, 2016).

3.1	Certificate of Amendment of Certificate of Incorporation of the Registrant.

3.2	Certificate of Amendment of Certificate of Incorporation of the Registrant.

3.3	Amendment to the Amended and Restated Bylaws of the Registrant.

3.4	Certificate of Ownership and Merger of the Registrant.

10.1+	Form of Indemnity Agreement between the Registrant and each of its directors and executive officers (incorporated by reference to Exhibit 10.32 to the Registrant’s Registration Statement on S-4 (File No. 333-214893) filed with the SEC on December 2, 2016).

10.2.1	Loan and Security Agreement, dated as of April 30, 2015, by and between the Registrant and Silicon Valley Bank (incorporated by reference to Exhibit 10.47 to the Registrant’s Registration Statement on S-4 (File No. 333-214893) filed with the SEC on December 2, 2016).

10.2.2	First Loan Modification Agreement, dated as of December 22, 2016, by and between the Registrant and Silicon Valley Bank (incorporated by reference to Exhibit 10.47.1 to Amendment No. 1 to the Registrant’s Registration Statement on S-4 (File No. 333-214893) filed with the SEC on January 4, 2017).

10.3+	Employment Agreement by and between the Registrant and William S. Marshall, Ph.D., dated as of December 2, 2016 (incorporated by reference to Exhibit 10.33 to the Registrant’s Registration Statement on S-4 (File No. 333-214893) filed with the SEC on December 2, 2016).

10.4+	Employment Agreement by and between the Registrant and Jason A. Leverone, dated as of December 2, 2016 (incorporated by reference to Exhibit 10.34 to the Registrant’s Registration Statement on S-4 (File No. 333-214893) filed with the SEC on December 2, 2016).

10.5+	Employment Agreement by and between the Registrant and Adam S. Levy, dated as of December 2, 2016 (incorporated by reference to Exhibit 10.35 to the Registrant’s Registration Statement on S-4 (File No. 333-214893) filed with the SEC on December 2, 2016).

10.6+	Employment Agreement by and between the Registrant and Paul D. Rubin, M.D., dated as of December 2, 2016 (incorporated by reference to Exhibit 10.36 to the Registrant’s Registration Statement on S-4 (File No. 333-214893) filed with the SEC on December 2, 2016).

10.7+	Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.50 to the Registrant’s Registration Statement on S-4 (File No. 333-214893) filed with the SEC on December 2, 2016).

10.8+	Miragen Therapeutics, Inc. 2008 Equity Incentive Plan (incorporated by reference to Exhibit 10.48 to the Registrant’s Registration Statement on S-4 (File No. 333-214893) filed with the SEC on December 2, 2016).

10.9+	2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.37 to the Registrant’s Registration Statement on S-4 (File No. 333-214893) filed with the SEC on December 2, 2016).

10.10+	2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.39 to the Registrant’s Registration Statement on S-4 (File No. 333-214893) filed with the SEC on December 2, 2016).

14.1	Code of Business Conduct and Ethics.

16.1	Letter dated February 13, 2017 from BDO USA, LLP to the SEC.

99.1	Press release issued by the Registrant on February 13, 2017 entitled “miRagen Therapeutics Completes Merger with Signal Genetics and Concurrent $40.7 million Equity Financing.”

99.2	Unaudited pro forma condensed combined financial information of the Registrant as of and for the period ended September 30, 2016 and the year ended December 31, 2015.

^	The schedules and exhibits to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
+	Management contract or compensatory plans or arrangements.